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                            PREFERRED CARRIAGE AGREEMENT

This Preferred Carriage Agreement (the "Agreement") is made effective as of June 30, 1998 (the "Effective Date"), among CNET, Inc., a Delaware corporation ("CNET"), National Broadcasting Company, Inc., a Delaware corporation ("NBC"), NBC Multimedia, Inc., a Delaware corporation ("NBC Multimedia"), and Snap! LLC, a Delaware limited liability company (together with its successors, the "LLC" or "Snap").

Reference is made to the Contribution Agreement, dated as of June 4, 1998, among the parties hereto (the "Contribution Agreement"). Capitalized terms used in this Agreement and not otherwise defined have the meanings assigned to such terms in the Contribution Agreement.

Pursuant to the Contribution Agreement, CNET is contributing the Snap! Assets to the LLC so that the LLC can begin to operate the Snap! Business. On the terms and subject to the conditions set forth in this Agreement, the LLC has agreed to provide certain preferred carriage rights to CNET, NBC and NBC Multimedia, and CNET, NBC and NBC Multimedia have agreed to certain exclusivity provisions.

THEREFORE, CNET, NBC, NBC Multimedia and the LLC hereby agree as follows:

     1.   CARRIAGE OF CNET SERVICES ON SNAP SITES:

          Until the earlier to occur of (i) CNET no longer owing 3,656,250 Units (adjusted as appropriate to reflect any conversion to corporate form and any stock split or similar recapitalization) or (ii) CNET no longer owning 5% of the outstanding Units (or common stock of any successor corporation as contemplated by the LLC Agreement) on a fully-diluted basis (the "CNET Carriage Period"), certain Content (as defined below) from sites majority-owned or otherwise controlled by CNET ("CNET Content") will be displayed in the following manner on Snap Sites, subject to Snap's editorial and technical guidelines and standards:

          1.1 In the Computing and Internet Topic (as defined below) as it exists today (and its successors) and the Subtopics (as defined below) for such Topic as they exist today (and their successors, including any new Topics into which such Subtopics may be converted) (collectively, the "CNET Topics and Subtopics"), Snap Sites will display CNET Content or link to CNET Content where applicable as the Default and Preferred (as defined below) but non-exclusive Content (as defined below) provider, including in "Showcase Portals", "Highlight Links", and "Resource Pages" (which are illustrated in Appendix A) which appear on pages where the CNET Topics or Subtopics are located. As used herein, the following terms have the following meanings:

               (a) "Content" means headlines, summaries, commodity information (such as weather), links to databases of information, and other information.

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               (b)  "Topic" means a sub-section of the Snap Site that
          organizes information about a particular area of interest. Topics are organized in a hierarchy. The top-most level of the hierarchy is called the "Main Topic Page." Pages within the Topic but below the Main Topic Page are called "Sub-Topic Pages". Main Topic Pages and Sub-Topic Pages may include links to Resource Centers, which aggregate Content relevant to the Topic. Resource Centers may contain one or more pages which may be programmed by a third party content provider or Snap or both.

               (c)  "Preferred" means (i) when a link to or
          display of Content appears in a list, the link or Content is in the default, top-most, and left-most position; or (ii) when a link to or display of Content appears in a format other than a list, the link or Content is more visually prominent than links to or Content displayed from competitive services.

               (d) "Default" means Content that appears in all versions of the Snap Site, including but not limited to all co-branded versions, unless an individual Snap distribution partner has been granted the right to replace the Default with its own Content or Content from third parties. The LLC will treat CNET's Content and NBC's Content equally with respect to the manner and terms upon which it allows distribution partners to replace Content within versions of the Snap Site. For purposes of clarity, the parties acknowledge that the preceding sentence will not prevent a distribution partner from choosing to replace CNET Content but not NBC Content (or vice versa).

          1.2 In any case where a Snap Site provides a link to a site the principal purpose of which is to promote, provide information about or sell computer hardware or software, Computers.com and/or ComputerESP.com (or other appropriate successor sites majority-owned or otherwise controlled by CNET and designated by CNET) will be the Preferred, but non-exclusive Content provider on a Default basis.

          1.3 CNET will be the Preferred and Default software downloading service for Snap Sites. The software downloading service to be provided by CNET will be a web-based service that aggregates over 500 independent software titles in a web-based environment that facilitates direct software downloading and is similar in functionality to download.com or the successor thereof. CNET will not charge the LLC for this service, except that Snap will reimburse CNET for reasonable direct costs of providing the service plus 10%. CNET will not share revenue from this service with the LLC, and the LLC will not charge CNET fees for using this service. The LLC will access the underlying raw software downloading data from CNET and such data will be served by the LLC on Snap and the LLC will retain all related revenue. The LLC will not alter the order of CNET's listing of FTP sites or remove any promotional links embedded in such listing, but the LLC may

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     alter the formatting of such promotional links (for example, by changing graphical links or buttons into text links). CNET will retain any revenue related to the ordering of such listing or such promotional links.

          1.4 No third party Content provider can buy a more prominent position on any page of the Snap Site than the position to which CNET Content is entitled to appear on such page pursuant to this Section 1.

          1.5 Whenever CNET provides Content to the LLC in accordance with this Section 1, such Content will include branding for CNET similar to branding provided for similarly situated content and service providers, subject to Snap's reasonable guidelines and subject to compliance with CNET's reasonable trademark usage guidelines.

          1.6 The LLC will not charge CNET, and (except as set forth in the next sentence) CNET will not charge the LLC, for the right to display CNET Content or links to CNET Content within Snap Sites. If the LLC pays a CNET competitor for the right to display the competitor's Content or links to the competitor's Content within Snap Sites in the CNET Topics or Subtopics and such Content is comparable to Content provided by CNET within the CNET Topics or Subtopics, then the LLC will negotiate terms for provisions of equivalent Content by CNET on a most favored nations basis, such that, in return for providing Content comparable to that to be provided by the relevant competitor under the applicable arrangement in terms of subject matter, breadth, depth and quality, CNET will receive compensation as favorable as the compensation afforded by the LLC to any provider of like Content.

          1.7 During the one year period following expiration of the CNET Carriage Period set forth above, other than due to a sale of all of CNET's Units pursuant to the buy/sell procedure in Section 7.5 of the LLC Agreement (the "Buy/Sell") (in which event this Section 1.7 will not apply), CNET will have a right of first offer to provide to each Snap Site on a Preferred and Default basis any Content provided by CNET to such Snap Site on a Preferred and Default basis immediately prior to such expiration, provided that in Snap's good faith judgment CNET's Content is comparable to the best Content provided by other Content providers in terms of subject matter, breadth, depth and quality. Such right of first offer will be implemented as follows: (a) before offering any third party the right to provide any portion of such Content on a Preferred and Default basis, the LLC and CNET will negotiate in good faith concerning the terms on which CNET would be willing to provide such portion of the Content on a Preferred and Default basis; and (b) if the LLC elects not to obtain such portion of the Content from CNET on such terms, then the LLC will be able to obtain such portion of the Content from a third party, but only on terms that are no more favorable to such third party than those previously offered to CNET.

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     2.   Carriage of NBC Services on Snap Sites:

          Until the earlier to occur of (i) NBC Multimedia no longer owning 3,656,250 Units (adjusted as appropriate to reflect any conversion to corporate form and any stock split or similar recapitalization) or (ii) NBC Multimedia no longer owning 5% of the outstanding Units (or common stock of any successor corporation as contemplated by the LLC Agreement) on a fully-diluted basis (the "NBC Carriage Period"), certain NBC Content (as defined below) will be displayed in the following manner on Snap Sites, subject to Snap's editorial and technical guidelines:

          2.1 In the News Topic as it exists today (and its successors) and the Subtopics for such Topic as they exist today (and their successors including any new Topics into which such Subtopics may be converted), Snap Sites will display or link to content from sites majority-owned or otherwise controlled by NBC (such as CNBC or MSNBC) (collectively, "NBC Content") where applicable as the Default and Preferred but non-exclusive Content provider, including in "Showcase Portals", "Highlight Links", and "Resource Pages" which appear on pages where such Topics or Subtopics are located.

          2.2 In the Business and Money and Sports Topics as they exist today (and their successors) and in the Subtopics for such Topics as they exist today (and their successors including any new Topics into which such Subtopics may be converted), Snap Sites will display NBC Content or link to NBC Content (including, without limitation, MSNBCSports.com and NBCSports.com) where applicable, with the prominence of such display or link being commensurate with the quality of such Content in terms of subject matter, breadth, depth and quality relative to other Content that is displayed or linked to. With respect to such Topics and Subtopics, NBC Content will be displayed or linked to where applicable as the Default and Preferred but non-exclusive Content provider, including in "Showcase Portals", "Highlight Links" and "Resource Pages" which appear on pages where such Topics or Subtopics are located, if such NBC Content is comparable to the best such Content otherwise available to the Snap Site (measured in terms of subject matter, breadth, depth and quality taken as a whole) such that the quality of such Topic or Subtopic would not be adversely affected in any material respect by NBC Content being the Preferred Content.

          2.3 In the Local Topic as its exists today (and its successors) and in the Subtopics for such Topic as they exist today (and their successors including any new Topics into which such Subtopics may be converted), Snap Sites will provide (i) a fixed position branded link to the appropriate NBC television station site positioned prominently above the fold on the Resource Center page corresponding to the geographic area served by such NBC television station and (ii) for each NBC Interactive Neighborhood (NBC-IN) affiliate, a directory listing on the Subtopic page for such relevant city.

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          2.4  With respect to any existing or future NBC Content
     relating to Topics or Subtopics not governed by Section 2.1 or 2.2 above (including, without limitation, under the Entertainment and Audio Video Topics and Subtopics under such Topics) the provider of such Content and the LLC will, at NBC's request, enter into carriage and prominence arrangements with Snap for consideration commensurate to the prominence received, with the carriage and prominence received being commensurate with the quality of such Content in terms of subject matter, breadth, depth and quality relative to other Content contained on Snap Sites in the relevant Topic or Subtopic.

          2.5 No third party Content provider can buy a more prominent position on any page of the Snap Site than the position to which NBC Content is entitled to appear on such page pursuant to this Section 2.

          2.6 Whenever NBC Content is provided to the LLC in accordance with this Section 2, such Content will including branding for NBC similar to branding provided for similarly situated content and service providers, subject to Snap's reasonable guidelines and subject to compliance with NBC's reasonable trademark usage guidelines.

          2.7 The LLC will not charge NBC, and (except as set forth in the next sentence) NBC will not charge the LLC, for the right to display NBC Content or links to NBC Content within Snap Sites. If the LLC pays a NBC competitor for the right to display the competitor's Content or links to the competitor's Content within Snap Sites on Topics or Subtopics within which NBC Content is entitled to appear pursuant to this Section 2 ("NBC Topics and Subtopics") and such Content is comparable to Content provided by NBC within the NBC Topics or Subtopics, then the LLC will negotiate terms for provisions of equivalent Content by NBC on a most favored nations basis, such that, in return for providing Content comparable to that to be provided by the relevant competitor under the applicable arrangement in terms of subject matter, breadth, depth and quality, NBC will receive compensation as favorable as the compensation afforded by the LLC to any provider of like Content.

          2.8 During the one year period following expiration of the NBC Carriage Period set forth above, other than due to a sale of all of NBC's Units pursuant to the Buy/Sell (in which event this Section 2.8 will not apply), NBC will have a right of first offer to provide to each Snap Site on a Preferred and Default basis any Content provided by NBC to such Snap Site on a Preferred and Default basis immediately prior to such expiration, provided that in Snap's good faith judgment NBC's Content is comparable to the best Content provided by other Content providers in terms of subject matter, breadth, depth and quality. Such right of first offer will be implemented as follows: (a) before offering any third party the right to provide any portion of such Content on a Preferred and Default basis, the LLC and NBC will negotiate in good faith concerning the terms on which NBC would be willing

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     to provide such portion of the Content on a Preferred and Default basis; and (b) if the LLC elects not to obtain such portion of the Content from NBC on such terms, then the LLC will be able to obtain such portion of the Content from a third party, but only on terms that are no more favorable to such third party than those previously offered to NBC.

          2.9  All references herein to "NBC" when related to NBC
     Content will include the relevant NBC-affiliated provider of such NBC Content.

     3.   NBC EXCLUSIVITY

          3.1 The provisions of this Section 3 will apply during the period ending on the earlier to occur of (i) the five year anniversary of the Closing, (ii) the exercise of the NBC Call and (iii) closing of any purchase and sale under the Buy/Sell (the "Exclusivity Period").

          3.2 "Snap Competitor" means a broad-based information, navigation and content aggregation service distributed primarily through the world wide web that provides, across more than five topics of general interest that do not relate to each other or to any other common topic or theme, a combination of all or substantially all of the following: Internet searching, content aggregation, online community, topical interest categories, and web directories (a "General Internet Portal Service"). A "topic of interest" ("Main Topic") is defined as a top-level category of information as shown (or, in the case of a Snap competitor, comparable to a category of information as shown) on the home page of Snap (e.g., Sports, Travel, Computing and the Internet, etc.). As of today, the "Snap Competitors" are Microsoft Start, Netscape NetCenter, AOL, Prodigy Internet, Yahoo, Excite, Infoseek, Lycos, LookSmart, HotBot, Alta Vista, and Planet Direct. For the avoidance of doubt, the terms "Snap Competitor" and "General Internet Portal Service" do not include any information, navigation and content aggregation service (a "Specialized Internet Content Service") designed to organize a specific type of Internet Content that is limited in scope by topic or otherwise not intended to organize the broad spectrum of the Internet as described above. Examples of Specialized Internet Content Services that do not constitute Snap competitors include NBC.com, NBC-IN, MSNBC, Videoseeker, Search.com, CNET.COM, NEWS.COM, COMPUTERS.COM, ComputerESP.com, GAMECENTER.COM, DOWNLOAD.COM, SHAREWARE.COM and BUILDER.COM.

          3.3 Snap will be the Preferred search engine and general content aggregation service (i.e., General Internet Portal Service) on any NBC Site (as defined below) with the exception of links to Snap Competitors that are provided as part of editorial content (e.g. a news story), which shall not be subject to this clause. At the option of NBC, such services shall be delivered via either (i) a direct link to Snap or (ii) a real time query ("RTQ") to Snap which is served on pages of the relevant NBC Site. If NBC chooses RTQ delivery, it will pay the LLC's actual direct costs plus

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     10% for providing such service. Notwithstanding the foregoing, if (a)
     Snap cannot provide the required functionality within a reasonable period of time, or (b) if the quality of services available from Snap is materially inferior to those available from a third party, or (c) with respect to customized or specialized search or aggregation services (as opposed to general search services covering an unlimited range of Content areas), if the price of services available from Snap is not competitive with that offered by a third party, then the NBC Site may utilize another search engine or general content aggregation service, as applicable, as the Preferred service for such function, provided that NBC first offers Snap the right to provide such services on the specified terms and does not thereafter offer more favorable terms to a third party. For purposes hereof, an "NBC Site" (i) shall include any Internet site directly operated and controlled by NBC or any of its majority-owned subsidiaries and (ii) for the avoidance of doubt will not include any Internet site operated or controlled by MSNBC, Interactive Desktop Video LLC, Interactive Business News Video LLC, European business News Partners or ASIA Business News (Singapore) Private.

          3.4 Whenever Snap provides search or aggregation services to an NBC Site pursuant to this Section 3, such services will include branding for Snap similar to branding provided for similarly situated service providers, subject to the NBC Sites' reasonable guidelines and subject to compliance with Snap's reasonable trademark usage guidelines. To the extent that an NBC Site is required to provide branding for a third party information provider (e.g. Inktomi) in connection with such Snap services, branding for Snap will be more prominent than branding for such third party (subject to Snap's contractual obligations to such third party).

          3.5 Notwithstanding anything to the contrary herein, NBC may continue to allow Infoseek to provide services on NBC-IN in accordance with, and until termination of, NBC's current agreement with Infoseek. NBC will use reasonable commercial efforts to terminate such arrangement if possible without detrimental economic impact to NBC if requested by CNET.

          3.6  NBC will not enter into a relationship with a Snap
     Competitor that allows the Snap Competitor to co-brand its General Internet Portal Service with NBC's brand. Notwithstanding the foregoing, NBC may co-brand NBC Content provided to a Snap Competitor. NBC will not enter into any agreement to provide to any Snap Competitor NBC Content having greater overall breadth, depth, or quality than the Content offered by NBC to the LLC.

          3.7 Neither NBC, any subsidiary of NBC in which NBC, directly or indirectly, owns more than 50% of the voting securities of such subsidiary or any other entity for which NBC directly or indirectly has the right to designate a majority of the board of directors or similar governing body or otherwise solely controls (i.e., no other Person has control rights) (collectively, a "majority owned subsidiary of NBC"), will invest in, purchase or loan money to a Snap Competitor, provided that this

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     will not prevent (i) the acquisition of up to a 5% equity interest in a
     Snap Competitor, (ii) acquisitions of a majority of the voting securities or partnership interests, or the right to designate a majority of the directors or other governing body, of any Person or business that has as part of its operations a Snap Competitor provided that such Snap Competitor accounts for less than 20% of such acquired Person's or business's gross revenues at the time of acquisition and the acquiring party divests (or takes such actions as may be necessary so that the operations no longer constitute a Snap Competitor) no later than 18 months after such acquisition and (iii) investments ("NBC Ancillary Investments") constituting less than a majority of the voting securities or partnership interests (without any right to designate a majority of the directors or other governing body) of any Person or business that has as part of its operations a Snap Competitor provided that (A) at the time of such investment such Snap Competitor accounts for less than 20% of the gross revenues of the Person in whom such investment is made, (B) neither NBC nor any of its majority-owned subsidiaries is actively involved in the management or operations of such Snap Competitor and (C) NBC and its majority-owned subsidiaries will not make available to such Snap Competitor any promotional assistance except pursuant to clause (ii) of the following sentence.
     NBC and its majority-owned subsidiaries will not provide promotional assistance to a Snap Competitor, other than (i) in the case of Snap Competitors other than those owned by NBC Ancillary Investments, promotional assistance provided as part of or in connection with the provision by NBC or its majority-owned subsidiaries of Content, provided that the value of such promotion does not exceed $5 million per year as measured by NBC's or its subsidiary's standard rate card; and (ii) promotional assistance that is acquired by a Snap Competitor on market terms in the ordinary course of conduct of NBC's and its subsidiaries' business. The foregoing will not prevent NBC or its subsidiaries from selling, providing, purchasing or acquiring advertising or advertising time or space to or from a Snap Competitor in the ordinary course of business.

          3.8 For the avoidance of doubt, "Snap Competitor" does not include any service the principal purpose of which is (i) the transmission of any kind, now or hereafter devised, which makes programs and other audio and/or visual recordings of any length, available for viewing in a linear predetermined presentation (E.G., broadcast television, cable television, pay-per-view, video-on-demand) and/or (ii) the delivery of Content related to the material transmitted in clause (i). In addition, (A) "Snap Competitor" does not include any General Internet Portal Service or application having as its primary target use in connection with television and/or television-related devices (e.g. Web TV) and (B) the provisions of this Section 3 will not apply to (and NBC and its majority-owned subsidiaries will not in any way be restricted or have any obligations or liabilities with respect
     to) any Internet services or sites (including without limitation, Web
     TV) having as its primary target use in connection with television and/or television-related devices and applications. Snap intends to actively pursue becoming a general

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     Internal portal for television-based Internet applications, which could result in Snap becoming a competitor of WebTV and similar services.

          3.9 The provisions of this Section 3 shall also apply to activities of a subsidiary of General Electric Company (a "GE Entity") to the same extent they apply to NBC if and only if (1) NBC or any of its majority-owned subsidiaries is directly or indirectly responsible for, or oversees, the management of such activity or (2) for internal financial reporting purposes such activity is considered part of NBC and its subsidiaries or is otherwise reflected on NBC's consolidated financial results. For avoidance of doubt, except as provided in the immediately preceding sentence, none of the GE Entities (other than NBC and its majority-owned subsidiaries) will be subject to the provisions of this Section 3.

     4.   CNET EXCLUSIVITY

     During the Exclusivity Period:

          4.1 Snap will be the Preferred search engine and general content aggregation service (i.e. General Internet Portal Service) on any CNET Site (as defined below), with the exception of links to Snap Competitors that are provided as part of editorial content (e.g. a news story, which shall not be subject to this clause). At the option of CNET, such services shall be delivered via either (i) a direct link to Snap or (ii) a RTQ to Snap which is served on pages of the relevant CNET slide. If CNET chooses RTQ delivery, it will pay the LLC's actual direct costs plus 10% for providing such service. Notwithstanding the foregoing, if (a) Snap cannot provide the required functionality within a reasonable period of time, or (b) if the quality of services available from Snap is materially inferior to those available from a third party, or (c) with respect to customized or specialized search or aggregation services (as opposed to general search services covering an unlimited range of Content areas), if the price of services available from Snap is not competitive with that offered by a third party, then the CNET Site may utilize another search engine or general content aggregation service, as applicable, as the Preferred service for such function, provided that CNET first offers Snap the right to provide such services on specified terms and does not thereafter offer more favorable terms to a third party. For purposes hereof, a "CNET Site" shall include any Internet site directly operated and controlled by CNET or any of its majority-owned subsidiaries.

          4.2 Whenever Snap provides search or aggregation services to a CNET Site pursuant to this Section 4, such services will include branding for Snap similar to branding provided for similarly situated service providers, subject to the CNET Sites' reasonable guidelines and subject to compliance with Snap's reasonable trademark usage guidelines. To the extent that a CNET Site is required to provide branding for a third party information provider (e.g. Inktomi) in connection with such Snap

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     services, branding for Snap will be more prominent than branding for such third party (subject to Snap's contractual obligations to such third party).

          4.3 CNET will not enter into a relationship with a Snap Competitor that allows the Snap Competitor to co-brand its General Internet Portal Service with CNET's brand. Notwithstanding the foregoing, CNET may co-brand Content provided to a Snap Competitor. CNET will not enter into any agreement to provide to any Snap Competitor Content having greater overall breadth, depth, or quality than the Content offered by CNET to the LLC.

          4.4 Neither CNET, any subsidiary of CNET in which CNET, directly or indirectly, owns more than 50% of the voting securities of such subsidiary or any other entity for which CNET directly or indirectly has the right to designate a majority of the board of directors or similar governing body or otherwise solely controls (i.e., no other Person has control rights) (collectively, a "majority-owned subsidiary of CNET") will not invest in, purchase, or loan money to a Snap Competitor, provided that this will not prevent (i) the acquisition of up to a 5% equity interest in a Snap competitor or (ii) acquisitions of a majority of the voting securities or partnership interests, or the right to designate a majority of the directors or other governing body, of any Person or business that has as part of its operations a Snap Competitor provided that such Snap Competitor accounts for less than 20% of such acquired Person's or business's gross revenues at the time of acquisition and the acquiring party divests (or takes such actions as may be necessary so that the operations no longer constitute a Snap Competitor) no later than 18 months after such acquisition. CNET and its majority- owned subsidiaries will not provide promotional assistance to, or license any material intellectual property or technology to or provide material technical or operational assistance to, a Snap Competitor, other than
     (i) promotional assistance provided as part of or in connection with the provision by CNET, or its majority-owned subsidiaries, of Content, provided that the value of such promotion does not exceed $5 million per year for any Snap Competitor as measured by CNET's or its Subsidiary's standard rate card; (ii) promotional assistance that is acquired by a Snap Competitor on market terms in the ordinary course of conduct of CNET's and its subsidiaries' business; and (iii) the licensing of any intellectual property or technology or the provision of technical or operational assistance to a Snap Competitor relating to the transmission of CNET Content to such Snap Competitor and/or the formatting and technical display of CNET Content by such Snap Competitor. The foregoing will not prevent CNET or its subsidiaries from selling, providing purchasing or acquiring advertising or advertising time or space to or from a Snap Competitor in the ordinary course of business.

          4.5  Search.com

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               4.5.1     CNET operates a web site that is an
          organized collection of search engines, and includes both broad-based search engines as well as those dedicated to specific subject areas ("Search.com").

               4.5.2     No later than 4 months after the
          execution of a Definitive Agreement, and until expiration of the Exclusivity Period, CNET will (i) position Search.com in marketing and promotion efforts and, except as contemplated by Sections
          4.5.3 and 4.5.4 below, in design and functionality, as providing technology-oriented searches and the aggregation of technology-oriented information; (ii) not aggregate information other than technology related information; (iii) not develop co-branded versions of Search.com; and (iv) not market or promote Search.com, or enter into agreements pursuant to which Search.com would be promoted, as a default portal to the Internet or as a provider of general search results (as defined in Section 4.5.4 below). Provided that Search.com complies with this sub-section, Search.com will not be considered a Snap Competitor.

               4.5.3 Until CNET has repositioned Search.com as described in Section 4.5.2, CNET will provide promotion for Snap under a transition plan whereby:

                    4.5.3.1   CNET will take all reasonable
               actions within its control to, and will permit the LLC to, replace Infoseek with Snap, as soon as reasonably practicable, within the "Search the Web" and "Express Search" areas of Search.com (to the extent that such areas continue to be offered), such that Snap will provide search results on the business terms described in Section 4.5.5 and Search.com will provide branding for Snap no less favorable than that currently provided to Infoseek (as illustrated in Appendix
               B).

                    4.5.3.2   Continue to make Snap the
               default search partner in the "Express Search" function on Search.com and move the "Express Search" function so that it is between the "Search the Web" function and "Specialty Search" function (as illustrated in Appendix C).

                    4.5.3.3   Provide links to Snap! no less
               favorable than those currently provided to Snap! on Search.com (as illustrated in Appendix D).

               4.5.4     Until expiration of the Exclusivity
          Period, and provided that Snap provides services with quality reasonably comparable to those available from third parties, Snap shall be the Preferred provider of general search results to Search.com. For the purposes of this sub-section, "general search results" mean results that span more than technology-related topics based on a user's query. Nothing herein shall limit the ability of CNET to

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

          include on Search.com links to Snap Competitors, provided that the requirements of Sections 4.5.2 and 4.5.3 are met.

               4.5.5 During the Exclusivity Period, Snap will provide search results to Search.com on the following terms:

                    4.5.5.1   Search.com will request, and
               Snap will provide, search results through the Real-Time Query Interface or successor thereof. Search.com will display the results in the Search.com user interface with branding for Snap similar to the branding Snap currently provides to Inktomi. To the extent that branding for Inktomi is also required on Search.com in connection with displaying the Snap results, branding for Snap will be more prominent than branding for Inktomi (subject to Snap's contractual obligations to Inktomi).

                    4.5.5.2   CNET will sell all advertising
               and e-commerce opportunities and retain all revenue associated with the display of search results on Search.com. CNET will reimburse the LLC for the LLC's actual direct costs to supply the search results (e.g., Inktomi and any bandwidth costs), plus 10%.

     5. REMNANT INVENTORY: Parties agree that during the Exclusivity Period, NBC (collectively, with its majority-owned subsidiaries) and CNET (collectively, with its majority-owned subsidiaries) will each be able to use 10% of any unsold advertising inventory on Snap to promote their products. The remaining inventory will be used by the LLC for the LLC's business purposes.

6.   MISCELLANEOUS.

          6.1 INVALIDITY OF PROVISIONS. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable, or void, it being the intent and agreement of the parties that this Agreement be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

          6.2 RELATIONSHIP OF PARTIES. This Agreement will not be construed to create a joint venture, partnership or the relationship of principal and agent between the parties hereto, nor to impose upon either party any obligations for any losses, debts or other obligations incurred by the other party except as expressly set forth herein.

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

          6.3 ENTIRE AGREEMENT. This Agreement, together with the Contribution Agreement and the other Implementing Agreements, constitute the final agreement of the parties with respect to the subject matter hereof and thereof and supersede any prior oral or written agreements between the parties. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          6.4 ASSIGNMENT. The rights and obligations of the parties under this Agreement may not be assigned except to the transferee of all or substantially all of a party's business or, in the case of the LLC, the Snap! Business (whether by stock sale, merger, asset sale or otherwise).

          6.5 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the substantive laws (and not the choice of law provisions) of the State of New York.

          6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together will constitute a single agreement.

                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                                   CNET, INC.

                                   /s/ Shelby W. Bonnie

                                   Shelby W. Bonnie
                                   Executive Vice President

                                   NATIONAL BROADCASTING COMPANY, INC.


                                   By:    /s/ Thomas S. Rogers

                                   Name:  Thomas S. Rogers

                                   Title: President, NBC Cable/
                                          Executive Vice President, NBC

                                   NBC MULTIMEDIA, INC.


                                   By:    /s/ Martin Yudkovitz

                                   Name:  Martin Yudkovitz

                                   Title: President


                                   SNAP! LLC


                                   By:    /s/ Martin Yudkovitz

                                   Name:  Martin Yudkovitz

                                   Title: President


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


                                                                     APPENDIX A


                SHOWCASE PORTALS, HIGHLIGHT LINKS AND RESOURCE PAGES


                                   See attached.


                    Screen printouts of certain Snap! Web pages.

                                                                     APPENDIX B


                             EXISTING INFOSEEK BRANDING




                                   See attached.


                      Screen printouts of Search.com Web page.

                                                                     APPENDIX C


                          REPOSITIONING OF EXPRESS SEARCH




                                   See attached.


                      Screen printout of Search.com Web page.

                                                                     APPENDIX D


                                     SNAP LINKS



                                   See attached.


               Screen printout of Search.com search results Web page.

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